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                                                                (Exhibit 21)


                          DOBSON WIRELINE COMPANY
                               SUBSIDIARIES


Name                                        State of Incorporation
----                                        ----------------------
Dobson Fiber Company, Inc.                          Oklahoma

Dobson Fiber/Forte Colorado, Inc.                   Oklahoma

Dobson Network Management, Inc.                     Oklahoma

Dobson Telephone Company, Inc.                      Oklahoma

Logix Communications Corporation
(formerly known as Dobson Wireline, Inc.)           Oklahoma